UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 18, 2022
(Date of earliest event reported)
 _________________________________________
NAUTILUS, INC.
(Exact name of registrant as specified in its charter)
  __________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices, including zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

NAUTILUS, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 18, 2022, the Board of Directors (the “Board”) of Nautilus, Inc. (the “Company”) increased the size of the Board from eight to nine directors and appointed Ms. Ruby Sharma as a director and as a member of the Audit Committee of the Board (the “Audit Committee”).

Ms. Sharma will serve until the Company’s fiscal year 2022 annual meeting of shareholders (the “Annual Meeting”) or until her successor has been duly elected and qualified. There is no arrangement or understanding between Ms. Sharma and the Company or any other person pursuant to which Ms. Sharma was selected as a director. Ms. Sharma is not a party to, and does not have any direct or indirect material interest in, any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K. In connection with her appointments, Ms. Sharma entered into the Company’s standard form of indemnification agreement.

As compensation for her service, and in accordance with the Company’s non-employee director compensation policy, Ms. Sharma will receive an annual retainer of $57,500 and an additional cash retainer of $6,000 for her service on the Audit Committee.

On March 17, 2022, Richard Horn informed the Company of his decision to retire as a member of the Board effective as of the Company’s next annual meeting of stockholders, currently scheduled for August 2, 2022. On March 17, 2022, Marvin Siegert informed the Company of his decision to retire as a member of the Board effective as of the Company’s next annual meeting of stockholders. There were no disagreements between Mr. Horn and Mr. Siegert, respectively, and the Company or any officer or director of the Company that led to Mr. Horn’s or Mr. Siegert’s respective decision to resign.

Item 7.01	Regulation FD Disclosure
On May 19, 2022, the Company issued a press release announcing the appointment of Ms. Sharma to the Board and the forthcoming retirements of Mr. Horn and Mr. Siegert from the Board. A copy of the press release is furnished hereto as Exhibit 99.1. In accordance with General Instruction B.2. of the Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

99.1	Nautilus, Inc. press release dated May 19, 2022

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

May 19, 2022	By:	/s/ Alan L. Chan
Date		Alan L. Chan
Chief Legal Officer